Exhibit 99.1

AirNet Announces Appointment of Daniel A. Saginario to the Board of
Directors

    MELBOURNE, FL--(BUSINESS WIRE)--May 10, 2004--AirNet Communications Corporation (Nasdaq:ANCC), the technology leader in broadband, software-defined base station products for wireless communications, announced today that Daniel A. Saginario has been appointed to the Board of Directors. The company also announced that Munzer Kayyem had resigned effective as of May 4, 2004.
    Mr. Saginario is a veteran of the telecommunications industry having spent over thirty years in positions of increasing responsibility at NYNEX (now Verizon), where his positions included President of NYNEX Interactive Information Services Company, a holding company managing certain NYNEX investments, and Corporate Director - Strategic Planning & Corporate Development. At NYNEX, his responsibilities included strategic planning, business development, establishment of numerous joint ventures to more effectively address market opportunities, and oversight of investments in emerging technologies. While at NYNEX, Mr. Saginario was directly responsible for operating budgets in excess of one billion dollars per year. Since NYNEX, Mr. Saginario has been employed in a number of positions at both large corporations and entrepreneurial technology companies. Most recently, Mr. Saginario was President, Chief Executive Officer, and Director of ioWave, Inc., a global technology company that designs and distributes license free wireless voice and data network products.
Mr. Saginario has also served as President of the Global Network Solutions division of L-3 Communications and Senior Director of Enterprise Services for Wang Labs. Mr. Saginario holds a B.B.A. from Baruch College and an M.B.A from Pace University.
    "Mr. Saginario is an entrepreneur and has achieved success at every level. He brings 30 years of valuable telecom operations experience to AirNet," said Glenn Ehley, President & CEO of AirNet Communications. "I am confident we will benefit from his expertise and industry knowledge."
    Mr. Saginario stated: "AirNet has pioneered broadband, software-defined radio technology and products for the GSM market over the last ten years. AirNet's value proposition has never been more compelling. I look forward to providing assistance and helping the Company grow."
    Mr. Saginario has been appointed to the audit, compensation and nominating/corporate governance committees.

    About AirNet

    AirNet Communications Corporation is a leader in wireless base stations and other telecommunications equipment that allow service operators to cost-effectively and simultaneously offer high-speed wireless data and voice services to mobile subscribers. AirNet's patented broadband, software-defined AdaptaCell(R) SuperCapacity(TM) adaptive array base station solution provides a high-capacity base station with a software upgrade path to high-speed data. The Company's AirSite(R) Backhaul Free(TM) base station carries wireless voice and data signals back to the wireline network, eliminating the need for a physical backhaul link, thus reducing operating costs. The Company's RapidCell(TM) base station provides government and military communications users with up to 96 voice and data channels in a compact, rapidly deployable design capable of processing multiple GSM protocols simultaneously. AirNet has 69 patents issued or filed and has received the coveted World Award for Best Technical Innovation from the GSM Association, representing over 400 operators around the world. More information about AirNet may be obtained by calling 321-984-1990, or by visiting the AirNet Web site at http://www.airnetcom.com.

    Safe Harbor Statement Under the Private Securities Litigation
Reform Act of 1995 and Other Applicable Law

    Certain statements in this news release may constitute forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the Reform Act),
Section 27A of the United States Securities Act of 1933 and Section 21E of the United States Securities and Exchange Act of 1934. These forward-looking statements may relate to anticipated financial performance, management's plans and objectives for future operations, business prospects, market conditions, financial forecasts and other matters. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as "anticipate", "prospects", "believe," "estimate," "expect," "intend," "should," "plan" and "objective" and other similar expressions. Readers should not place undue reliance on the forward-looking statements contained in this news release. Such statements are based on management's beliefs and assumptions and on information currently available to management and are subject to risks, uncertainties and changes in condition, significance, value and effect. Such risks or uncertainties include the following: there can be no assurance that the restructuring of the Board will be beneficial to the Company; that sales of common stock by institutional shareholders may cause volatility and adversely impact the market and price for the company's common stock; and that the company may not be able to continue to operate as a going concern even after the consummation of, and payment of the remaining installments due to the Company under the financing. These and other risks are detailed in reports and documents filed by the Company with the United States Securities and Exchange Commission. Such risks, uncertainties and changes in condition, significance, value and effect, many of which are beyond the Company's control, could cause the Company's actual results and other future events to differ materially from those anticipated. The Company does not, however, assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting such forward-looking statements.

    AirNet(R) AdaptaCell(R), and AirSite(R) are registered trademarks with the U.S. Patent and Trademark Office. The stylized AirNet mark, Super Capacity(TM), TripCap(TM), Backhaul Free(TM), TripCap(TM) and RapidCell(TM) are trademarks of AirNet. Other names are registered trademarks or trademarks of their respective holders.

    CONTACT: AirNet Communications Corporation, Melbourne
             Stuart P. Dawley, 321-953-6780
             sdawley@airnetcom.com